ARTICLES OF MERGER
                                       OF
                              WILLIAMS & SUN, INC.
                     (hereinafter the "Merging Corporation")
                                      INTO
                             INTELLICOAT CORPORATION
                    (hereinafter the "Surviving Corporation")


In accordance with the requirements of the Indiana Business Corporation Law (the "Act"), the undersigned corporations desiring to effect a merger, set forth the following facts:


                                    ARTICLE I
                              SURVIVING CORPORATION

SECTION 1: The name of the corporation surviving the merger is INTELLICOAT CORPORATION.

SECTION 2: The surviving corporation is a Delaware corporation existing pursuant to the Delaware General Corporation Law incorporated on March 21, 1995.


                                   ARTICLE II
                               MERGING CORPORATION

SECTION 1: The name of the merging corporation is WILLIAMS & SUN, INC., and such corporation shall cease to exist as a result of the merger.

SECTION 2: The merging corporation is a domestic corporation formed under the provisions of the Act incorporated on September 8, 1986.


                                   ARTICLE III
                                 PLAN OF MERGER

The Agreement of Merger, containing such information as required by Indiana Code ss. 23-1-40-1(b), is set forth in "Exhibit A," attached hereto and made a part hereof.



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                                   ARTICLE IV
                           MANNER OF ADOPTION AND VOTE

SECTION 1: Manner of Adoption by Merging Corporation. The unanimous Written Consent of the Board of Directors authorizing the merger was executed on September 29, 1997, and the unanimous Written Consent of the Shareholders approving the merger was executed on September 29,1997.

SECTION 2: Manner of Adoption by Surviving Corporation. The unanimous vote of the Board of Directors authorizing the merger was taken at a meeting held by telephonic conference on August 5, 1997. Shareholder approval was not required to approve the merger pursuant to Section 252 of the Delaware General Corporation Law.


                                    ARTICLE V
                                 EFFECTIVE DATE

The effective date of this merger shall be the date these Articles of Merger are filed.


         The undersigned, being the President of Surviving Corporation, executes these Articles of Merger this 30th day of September, 1997.


                                           INTELLICOAT CORPORATION,
                                              a Delaware corporation



                                           By: /s/ Thomas Crowley
                                               ------------------------------
                                                   Thomas Crowley, President